Exhibit 99.2
Investor Presentation Third Quarter 2008 November 2008

2 Disclosures This presentation has been prepared by Doral Financial Corporation (the "Company") to provide current information, including preliminary financial information about its operations and includes information that has not been included in any report previously filed with the U.S. Securities and Exchange Commission (the "SEC"). The financial information has not been audited or reviewed by the Company's independent registered public accounting firm and reflects the Company's estimates and judgments at this time. In addition, the presentation includes information with respect to the future development of the business and future financial results which, by its very nature, is subject to risks, factors, and circumstances that could affect the realization of those developments or results. Furthermore, this presentation contains certain forward looking statements with respect to the financial condition, results of operations and business of the Company that are subject to various risk factors and conditions which could cause actual results to differ materially from historical results or from past results contained herein. Such factors include, but are not limited to, the possibility that adverse general market macro-economic, governmental, legislative and regulatory conditions could develop, an adverse interest rate environment, competitive pressures, technological developments, the ability of management to effectively implement the Company's strategies, increases in delinquency rates of borrowers and other factors described in the Company's periodic filings with the SEC. The Company is not under any obligation (and expressly disclaims and such obligation) to publicly update or revise its forward looking statements or any information contained herein.

3 Contents Overview Financials Credit Quality Growth Summary

4 Overview Q3.2008 Key Facts Q3.2008 Key Facts Branches 40 Assets $10.0BN Loans $5.5BN Deposits $4.3BN Leverage Ratio 9.9% Net Interest Margin 196bps Employees 1,412 Doral serves over 400,000 customers through 40 branch locations across Puerto Rico Gross Loan Mix 2005 = $7.9BN 2006 = $5.3BN 2007 = $5.5BN Q3.2008 = $5.7BN Mortgage 68% Consumer / Other 4% Construction 9% Commercial 19% Mortgage 67% Consumer / Other 2% Construction 11% Commercial 20% Mortgage 67% Consumer / Other 5% Construction 11% Commercial 17% Mortgage 62% Consumer / Other 4% Construction 17% Commercial 17%

5 Third Quarter Update Franchise Value Creators Updates Eliminate Material Weaknesses Eliminated ALLL material weakness Strong progress on financial close & reporting material weakness Focus on Compliance Eliminated FDIC Safety & Soundness C&D Eliminated FDIC BSA C&D (agreed to MOU on one pending matter) Remediating FDIC Regulatory Compliance MOU Full compliance with and remediating Federal Reserve Safety & Soundness C&D Reduce Non-Performing Assets Puerto Rico residential development construction portfolio reduced 23% to $461 million Non-performing loans have stabilized and are trending downward in riskier asset classes Grow Mortgage and Retail Bank Income Net interest income contribution expanded by 20% to $135 million in the first three quarters of 2008 from the same period in 2007 Retail banking fees grew 34% to $21 million in the first three quarters of 2008 from the same period in 2007 Deploy Excess Capital $1.4 billion increase in AFS securities through asset purchase program Doral delivers stability and focuses on execution and optimizing franchise value doral

Strong Board of Directors

- **Doral's Board is comprised of a diverse group of financial and banking industry professionals with the experience to successfully govern Doral**

Board Members

Name	Role	Date Joined	Background
Glen Wakeman	Executive	May 2006	President and CEO, Doral Financial Corporation
Dennis Buchert	Independent	October 2006	Former CEO, Credit Agricole Indosuez
David King	Doral Holdings	July 2007	Senior Managing Director, BSMB
Howard Levkowitz	Doral Holdings	July 2007	Managing Partner and Co-Founder, Tennenbaum Capital Partners, LLC
Michael O'Hanlon	Doral Holdings	July 2007	Senior Managing Director, Marathon Asset Management
James Gilleran	Lead Independent	December 2007	Former Director, Office of Thrift Supervision
Ramesh Shah	Independent	December 2007	Chairman, WNS Global Services
Kevin Twomey	Independent	December 2007	Former President & COO, The St. Joe Company
Raymond J. Quinlan	Independent	June 2008	Former Chairman and CEO, Retail Distribution North America (Citibank)
Gerard L. Smith	Independent	June 2008	Former Managing Director, Bank Mergers & Acquisitions, Credit Suisse

6

7 Regulatory Summary Action Status Summary FDIC Safety & Soundness C&D Terminated As a result of corrective actions taken, the FDIC and the Office of Commissioner terminated the C&D order placed in March 2006 related to safety and soundness issues in connection to the restatement. OTS Safety & Soundness Restrictions Removed The OTS has removed restrictions originally imposed in February 2006 on Doral Bank, FSB related to safety and soundness issues in connection to the restatement. FDIC BSA C&D Terminated In September 2008, the FDIC terminated the consent C&D order between Doral Bank PR and the FDIC related to BSA compliance issues. Agreed to MOU on one pending matter. Federal Reserve Safety & Soundness C&D Remediating In March 2006, Doral Financial entered into a consent C&D order with the Federal Reserve related to safety and soundness issues in connection to the restatement. Doral Financial has complied with all requirements and not been subject to any fines or civil money penalties under the order. FDIC Memorandum of Understanding Remediating Doral Bank PR entered into a MOU with the FDIC in October 2006 regarding deficiencies in HMDA data reporting and weaknesses in complying with the National Flood Insurance Act. Doral continues to remediate legacy and regulatory compliance issues

8 Financials

9 Financial Highlights Pre-tax income for the first three quarters of 2008 is $3.8M Net loss attributable to common shareholders in third quarter was $10.1M or $0.19 diluted loss per share Third quarter net interest margin was 196bps remaining well above first quarter levels Non-interest income in the third quarter was impacted by a $4.2M loss associated with Lehman Brothers counterparty risk; previous quarter non-interest income included a $5.2M gain related to the redemption of VISA, Inc. shares in relation to their global restructuring Retail banking and insurance income increased 10% to $10.4M in the third quarter from $9.4M in the previous quarter Non-interest expense reduced to $52.4M this quarter compared to $55.6M in the previous quarter Income statement ($ in millions) ($ in millions) Q3.08 Q2.08 Q1.08 Net interest income 47.0 48.9 39.0 Provision (7.2) (10.7) (4.8) Non-interest income 11.9 25.0 17.4 Non-interest expense 52.4 55.6 54.6 Pre-tax income (loss) (0.7) 7.4 (2.9) Tax expense (benefit) 1.1 5.8 (0.6) Net income (loss) (1.8) 1.6 (2.3) Preferred dividends (8.3) (8.3) (8.3) Net loss to common shareholders (10.1) (6.7) (10.6) Supplemental data (averages; $ in billions) (averages; $ in billions) (averages; $ in billions) Loans 5.6 5.6 5.5 Interest earning assets 9.6 9.7 8.7 Total assets 10.3 10.5 9.6 Deposits 4.3 4.3 4.1 Equity 1.2 1.2 1.3 Key ratios (bps or %) (bps or %) Net interest margin (bps) 196 202 180 ROAA (%) (0.1) 0.1 (0.1) ROACE (%) (6.8) (4.1) (6.2) Efficiency ratio (%) 81.9 81.2 97.0 Tier 1 capital ratio (%) 16.5 15.7 15.2 Leverage ratio (%) 9.9 9.5 10.2

10 Non-Interest Expense Non-interest expense has fallen substantially as a direct result of the company's efforts to control costs; operational expense fell $3.2M in the third quarter driven by improvements in credit related costs Q4.06 - Q4.07 quarters reflect costs related to activities surrounding the restatement and recapitalization of the company Non-Interest Expense ($ in millions) 0 20 40 60 80 100 120 140 160 180 200 Q1.06 Q2.06 Q3.06 Q4.06 Q1.07 Q2.07 Q3.07 Q4.07 Q1.08 Q2.08 Q3.08 66 69 60 179 75 77 73 78 55 56 52

11 Balance Sheet Evolution De-Leverage $7.8B reduction in assets as the Company has taken deliberate action to manage risk and de-lever the balance sheet while in 2008, Liabilities have followed suit in declining through the de-levering efforts of 2006 and 2007 Lehman Brothers, Inc. Q3.08 saw a $509M reduction of assets and associated liabilities related to the unwinding of a position with Lehman Brothers Inc. Asset Growth Investment securities purchases in 2008 have been funded through repurchase agreements as well as Federal Home Loan Bank advances Asset growth has been fueled by increasing investment securities through an asset purchase program as well as higher mortgage production doral

Solid Capital Position

Regulatory Capital Ratios

(%)

	'Well Capitalized' Level (Regulatory)	DFC‡ Q4.06	Q1.07	Q2.07	Q3.07	Q4.07	Q1.08	Q2.08	Q3.08	DBPR Q3.08	DBNY Q3.08
Total Capital Ratio	10.0	13.7	13.2	12.9	19.4	17.8	16.5	17.0	17.9	16.3	18.2
Tier-1 Capital Ratio	6.0	10.3	9.6	8.9	18.4	16.5	15.2	15.7	16.5	15.0	17.6
Leverage Ratio†	5.0	4.5	4.7	4.5	11.6	10.8	10.2	9.5	9.9	7.7	14.1

† Tier 1 capital to average assets in the case of Doral Financial and Doral Bank PR and Tier 1 capital to adjusted total assets in the case of Doral Bank NY.

‡ Doral Financial was not subject to regulatory capital requirements as of Q3.08. Ratios were prepared as if the Company were subject to the requirement for comparability purposes.

- **Having successfully raised $610 million of equity capital in July 2007, Doral and its banking subsidiaries maintain regulatory capital ratios substantially above well capitalized requirements**
- **Doral Financial Corp (DFC) is a source of capital strength for its banking subsidiaries and is able to transfer capital to support growth**
- **Quarterly average interest earning assets have grown $0.9 billion since the third quarter of 2007**
- **As of September 30, 2008, Doral had sufficient excess capital to support adding an additional $6.5 billion in assets**

12

doral

Doral Historical Financial Data

Income statement

($ in millions)

	2003	2004	2005	2006	Q1.07	Q2.07	Q3.07	Q4.07	2007	Q1.08	Q2.08	Q3.08	YTD.08
Net interest income	238	338	280	201	38	35	39	42	154	39	49	47	135
Provision	(12)	(10)	(22)	(40)	(6)	(19)	(5)	(48)	(78)	(5)	(11)	(7)	(23)
Non-interest income (loss)	119	16	62	(59)	12	25	(110)	(2)	(75)	17	25	12	54
Non-interest expense	179	214	288	374	75	77	73	78	303	55	56	52	163
Pre-tax income (loss)	166	130	32	(272)	(31)	(36)	(149)	(87)	(303)	(3)	7	(1)	4
Tax expense (benefit)	24	(85)	19	(48)	6	1	(86)	(53)	(132)	(1)	6	1	6
Net income (loss)	142	215	13	(224)	(37)	(37)	(63)	(34)	(171)	(2)	2	(2)	(2)

Supplemental data

(averages; $ in billions)

	2003	2004	2005	2006	Q1.07	Q2.07	Q3.07	Q4.07	2007	Q1.08	Q2.08	Q3.08	YTD.08
Loans	4.6	5.5	7.2	6.7	5.2	5.1	5.0	5.4	5.2	5.5	5.6	5.6	5.5
Interest earning assets	9.7	13.4	18.0	14.3	10.8	10.7	8.7	8.4	9.6	8.7	9.7	9.6	9.3
Total assets	10.3	14.3	18.8	15.3	11.5	11.4	9.8	9.3	10.5	9.6	10.5	10.3	10.1
Deposits	2.7	3.2	3.8	4.3	4.2	4.2	3.7	4.2	4.1	4.1	4.3	4.3	4.3
Equity	0.9	1.2	1.2	1.0	0.9	0.8	1.3	1.4	1.1	1.3	1.2	1.2	1.2

Key ratios

(bps or %)

	2003	2004	2005	2006	Q1.07	Q2.07	Q3.07	Q4.07	2007	Q1.08	Q2.08	Q3.08	YTD.08
Net interest margin (bps)	241	251	156	141	143	130	181	199	160	180	202	196	193
ROAA (%)	1.4	1.5	0.1	(1.5)	(1.3)	(1.3)	(2.6)	(1.5)	(1.6)	(0.1)	0.1	(0.1)	(0.0)
ROACE (%)	34.7	30.2	(3.0)	(59.3)	(65.1)	(74.9)	(40.0)	(21.1)	(40.3)	(6.2)	(4.1)	(6.8)	(5.7)
Efficiency ratio (%)	50.9	62.6	75.1	211.8	150.3	128.6	239.0	189.4	167.0	97.0	81.2	81.8	86.1
Tier 1 capital ratio (%)	18.7	14.4	11.7	10.3	9.6	8.9	18.4	16.5	16.5	15.2	15.7	16.5	16.5
Leverage ratio (%)	9.7	6.8	5.5	4.5	4.7	4.5	11.6	10.8	10.8	10.2	9.5	9.9	9.9

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14 Credit Quality

doral

Non-Performing Assets

2003-2008 Non-Performing Assets ($ in millions)

	2003	2004	2005	2006	2007	Q1.08	Q2.08	Q3.08
Residential mortgage loans	131	103	175	173	262	280	297	317
Construction loans	4	17	9	141	265	259	238	224
Commercial real estate loans	5	9	12	54	87	96	106	103
Commercial non-real estate loans	1	1	1	6	3	3	4	2
Consumer loans	2	1	2	3	4	4	3	3
Lease financing / Land loans	-	-	0	1	16	25	26	26
OREO / Repossessed units	19	20	18	34	39	41	54	58
	162	151	217	411	675	708	728	733

(%)

	2003	2004	2005	2006	2007	Q1.08	Q2.08	Q3.08
NPAs over/to loans, net and OREO	3.1	2.3	2.8	8.1	12.9	13.4	14.6	13.7
NPAs over/to total assets	1.4	0.8	1.3	3.5	7.3	6.8	7.0	7.3
Non-performing loans to total loans	2.8	2.0	2.6	7.4	11.9	12.4	12.3	12.3
ALLL over/to non-performing loans†	146.8	84.6	162.2	30.7	27.7	25.3	25.3	25.9

† excludes non-performing residential mortgage loans and other non-performing loans held for sale

- **Non-performing assets increased $5 million during the quarter. Relatively small increase despite growing economic pressure on borrowers is attributed to timely control of underwriting standards in 2007 and increased collections/workout efforts.**
- **Exposure to Puerto Rico residential development construction has decreased $140 million to $461 million since December 2007. Due to the Company's interruption in new lending in late 2007 and increased workout efforts, exposure to sector is expected to decrease through 2008 and thereafter.**

15

16 Allowance for Loan Losses ($ in millions) ($ in millions) Loan Receivable Portfolio Unpaid Principal Balance (UPB) Portfolio Comp Non-Perf Loans (NPLs) ALLL ALLL to UPB ALLL to NPLs September 2008 Residential mortgage loans 3,605 68% 317 31 0.8% 9.7% September 2008 Construction loans 530 10% 224 47 8.8% 20.7% September 2008 Commercial loans 909 17% 105 24 2.7% 23.1% September 2008 Consumer and other loans 247 5% 29 22 8.8% 75.0% September 2008 Total loans 5,290 100% 675 123 2.3% 18.2% June 2008 Residential mortgage loans 3,533 67% 292 27 0.8% 9.2% June 2008 Construction loans 539 10% 238 49 9.0% 20.4% June 2008 Commercial loans 940 18% 109 26 2.8% 23.8% June 2008 Consumer and other loans 252 5% 29 21 8.2% 71.6% June 2008 Total loans 5,264 100% 668 122 2.3% 18.3% At the end of the third quarter, approximately 95% of the Company's loan portfolio was collateralized by real property, 86% of the mortgage loans carry FICO scores greater than 620 Non-performing mortgage loans average $106,000 in balance with a 74% loan to value, which is meaningfully lower than the 80+% loan to values standard in the mainland U.S. 71% of non-performing mortgage loans have mortgage insurance or current LTV under 80%

17 Growth

18 Mortgage Strong mortgage operations continue to track towards $1 billion in annual production 2007-2008 Mortgage Production ($ in millions) 0 10 20 30 40 50 60 70 80 90 100 J-07 F-07 M-07 A-07 M-07 J-07 J-07 A-07 S-07 O-07 N-07 D-07 J-08 F-08 M-08 A-08 M-08 J-08 J-08 A-08 S-08

19 Retail Customers... Retail deposit account openings in the third quarter of 2008 were up 21% compared to the previous quarter Deposit Balances... Non-brokered deposit balances remain strong Banking Fees... Retail banking fees increased 15% to $7.5M in Q3.08 from the previous quarter 2007-2008 Retail Deposit Accounts Opened (count) 2007-2008 Non-Brokered Deposit Balances ($ in millions) 2007-2008 Retail Banking Fees ($ in thousands) 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 Q4.06 Q1.07 Q2.07 Q3.07 Q4.07 Q1.08 Q2.08 Q3.08 0 500 1,000 1,500 2,000 2,500 Q4.06 Q1.07 Q2.07 Q3.07 Q4.07 Q1.08 Q2.08 Q3.08 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 45,000 Q1.07 Q2.07 Q3.07 Q4.07 Q1.08 Q2.08 Q3.08

20 Summary

21 Maintain Focus Eliminate Remaining Material Weakness Focus on Compliance Reduce Non-Performing Assets Grow Mortgage and Retail Bank Income Deploy Excess Capital